Exhibit 20.1

                            MONTHLY SERVICER'S CERTIFICATE
                            First National Bank of Commerce
                                New Orleans, Louisiana
                          First NBC Credit Card Master Trust
                                    Series 1997-1

                          For the 9/9/97 Determination Date
                             For the 1st Monthly Period

     The undersigned, a duly authorized representative of First National Bank of Commerce, as Servicer, pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and between First National Bank of Commerce and The First National Bank of Chicago, as Trustee, does hereby certify as follows:

  1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

  2 First National Bank of Commerce is Servicer under the Pooling and Servicing
    Agreement.

  3 The undersigned is a Servicing Officer.

  4 The date of this Certificate is September 9, 1997, which is a Determination
    Date under the Pooling and Servicing Agreement.

  5 The aggregate amount of Collections processed during the preceding Monthly
    Period [equal to 5(a) plus 5(b)] was $125,305,670.

    (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (the "Collections of Finance Charge Receivables") was $13,683,444.

    (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the "Collections of Principal Receivables") was $111,622,226.

  6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $829,776,023.

  7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

  8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

    None.

  9 The amount, if any, by which the sum of the balance of the Excess Funding
    Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $529,776,023.

 10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is $0.

Monthly Servicer's Certificate
Page 2  (all amounts in dollars except percentages)

 11 Monthly Period Trust Activity
 (a) Trust Activity                                   Total Trust
   ============================================     ===============
     Beginning Aggregate Principal Receivables         814,953,320
     Beginning Excess Funding Account Balance                 -
     Beginning Total Principal Balance                 814,953,320
     Collections of Finance Charge Receivables          13,683,444
     Discount Percentage                                      -
     Discount Option Receivables Collections                  -
     Net Recoveries                                           -
     Total  Collections of Finance Charge Receivables   13,683,444
     Total Collections of Principal Receivables        111,622,226
     Net Default Amount                                  2,863,867
     Minimum Aggregate Principal Receivables Balance   300,000,000
     Ending Aggregate Principal Receivables            829,776,023
     Ending Excess Funding Account Balance                     -
     Ending Total Principal Balance                    829,776,023


(b) Series Allocations                                Series 1997-1  All Series
   ============================================     ============================
    Group Number                                                1
    Investor Interest                                  300,000,000   300,000,000
    Adjusted Investor Interest                         300,000,000   300,000,000
    Principal Funding Account Balance                          -             -
    Minimum Transferor Interest                         58,084,322    58,084,322


(c) Group I Allocations                               Series 1997-1  Total Group I
===============================================     ============================
    Investor Finance Charge Collections                  5,037,138     5,037,138

    Investor Monthly Interest                            1,956,932     1,956,932
    Investor Monthly Fees (Servicing Fee)                  383,333       383,333
    Investor Default Amounts                             1,054,245     1,054,245
    Investor Additional Amounts                                -             -
    Total                                                3,394,510     3,394,510

    Reallocated Investor Finance Charge Collections      5,037,138     5,037,138
    Available Excess                                     1,642,628     1,642,628


 12 Series 1997-1 Certificates

                                             Series 1997-1     Total Investor    Transferor's
(a) Investor/Transferor Allocations           Allocations         Interest         Interest
   =============================================================================================
    Beginning Investor/Transferor Amounts     814,953,320       300,000,000      514,953,320
    Beginning Adjusted Investor Interest      814,953,320       300,000,000      514,953,320
    Floating Investor Percentage               100.00000%         36.81192%        63.18808%
    Fixed Investor Percentage                         -                 -                -
    Collections of Finance Chg. Receivables    13,683,444         5,037,138        8,646,306
    Collections of Principal Receivables      111,622,226        41,090,289       70,531,937
    Net Default Amount                          2,863,867         1,054,245        1,809,622

    Ending Investor/Transferor Amount         829,776,023       300,000,000      529,776,023

Monthly Servicer's Certificate
Page 3  (all amounts in dollars except percentages)

                                                                       Collateral
(b) Monthly Period Funding Requirements      Class A       Class B      Interest       Total
=================================================================================================
    Principal Funding Account                   -              -            -            -
    Principal Funding Investment Proceeds       -              -            -            -
    Withdrawal from Reserve Account             -              -            -            -
    Available Reserve Account Amount            -              -            -            -
    Required Reserve Account Amount             -              -            -            -

    Coupon August 7 - September 14          6.15000%      6.35000%      6.22891%       6.16913%
    Floating Investor Percentage           31.84231%      2.57683%      2.39278%      36.81192%
    Fixed Investor Percentage                   -              -            -            -
    Investor Monthly Interest              1,684,588       140,758       131,586      1,956,932
    Overdue Monthly Interest                    -              -            -            -
    Additional Interest                         -              -            -            -
            Total Interest Due             1,684,588       140,758       131,586      1,956,932
    Investor Default Amounts                 911,921        73,797        68,527      1,054,245
    Investor Monthly Fees                    331,583        26,833        24,917        383,333
    Investor Additional Amounts                 -              -            -            -
            Total Due                      2,928,092       241,388       225,030      3,394,510


(c) Certificates - Balances and                                        Collateral
                   Distributions             Class A       Class B      Interest       Total
=================================================================================================
    Beginning Investor Interest          259,500,000    21,000,000    19,500,000    300,000,000
    Monthly Principal-Prin.
        Funding Account                         -              -            -            -
    Principal Payments                          -              -            -            -
    Interest Payments                      1,684,588       140,758       131,586      1,956,932
    Total Payments                         1,684,588       140,758       131,586      1,956,932
    Ending Investor Interest             259,500,000    21,000,000    19,500,000    300,000,000



(d) Information regarding Payments in respect of the Class A Certificates
    (per $1,000 original certificate principal amount)
    1.  Total Payment                                                  6.491670
    2.  Amount of Payment in respect of
        Class A Monthly Interest                                       6.491670
    3.  Amount of Payment in respect of
        Class A Overdue Monthly Interest                                   -
    4.  Amount of Payment in respect of
        Class A Additional Interest                                        -
    5.  Amount of Payment in respect of Class A Principal                  -

(e) Class A Investor Charge-Offs/Reimbursement of
    Class A Investor Charge-Offs
    1.  Total amount of Class A Investor Charge-Offs                       -
    2.  Amount of Class A Investor Charge-Offs
        per $1,000 original certificate principal amount                   -
    3.  Total amount reimbursed in respect of
        Class A Investor Charge-Offs                                       -
    4.  Amount reimbursed in respect of Class A Investor
        Charge-Offs per $1,000 original principal amount                   -
    5.  The amount, if any, by which the outstanding
        Principal Balance of the Class A Certificates exceeds
        the Class A Adjusted Investor Interest after giving
        effect to all transactions on such Distribution Date               -

(f) Information regarding Payments in respect of the Class B Certificates
    (per $1,000 original certificate principal amount)
    1.  Total Payment                                                  6.702760
    2.  Amount of Payment in respect of
        Class B Monthly Interest                                       6.702760
    3.  Amount of Payment in respect of
        Class B Overdue Monthly Interest                                   -
    4.  Amount of Payment in respect of
        Class B Additional Interest                                        -
    5.  Amount of Payment in respect of Class B Principal                  -

Monthly Servicer's Certificate
Page 4  (all amounts in dollars except percentages)

(g) Amount of reductions in Class B Investor Interest
    pursuant to clauses (c), (d) and (e) of the definition
    of Class B Investor Interest
    1.  Amount of reductions in Class B Investor Interest                  -
    2.  Amount of reductions in Class B Investor Interest
        per $1,000 original certificate principal amount                   -
    3.  Total amount reimbursed in respect of reductions
        of Class B Investor Interest                                       -
    4.  Amount reimbursed in respect of reductions of
        Class B Investor Interest per $1,000 original certificate
        principal amount                                                   -
    5.  The amount, if any, by which the outstanding
        Principal Balance of the Class B Certificates exceeds
        the Class B Investor Interest after giving effect
        to all transactions on such Distribution Date                      -

(h) Information regarding Distribution in respect of
    the Collateral Interest
    1.  Total distribution                                             6.748000
    2.  Amount of distribution in respect of
        Collateral Monthly Interest                                    6.748000
    3.  Amount of distribution in respect of
        Collateral Overdue Interest                                        -
    4.  Amount of distribution in respect of
        Collateral Monthly Principal                                       -

(i) Amount of reductions in Collateral Interest
    pursuant to clauses (c), (d) and (e) of the definition of
    Collateral Interest
    1.  Amount of reductions in Collateral Interest                        -
    2.  Total amount reimbursed in respect of
        reductions of Collateral Interest                                  -

(j) Application of Reallocated Investor Finance
    Charge Collections
    1.  Class A Available Funds                                       4,357,124

         a.  Class A Monthly Interest                                 1,684,588
         b.  Class A Overdue Monthly Interest                              -
         c.  Class A Additional Interest                                   -
         d.  Class A Servicing Fee                                      331,583
         e.  Class A Investor Default Amount                            911,921

         f.   Excess Spread                                           1,429,032

    2.  Class B Available Funds                                         352,600

         a.  Class B Monthly Interest                                   140,758
         b.  Class B Overdue Monthly Interest                              -
         c.  Class B Additional Interest                                   -
         d.  Class B Servicing Fee                                       26,833

         e.  Excess Spread                                              185,009

    3.  Collateral Holder Available Funds                               327,414

         a.  Excess Spread                                              327,414

    4.  Total Excess Spread                                           1,941,455

Monthly Servicer's Certificate
Page 5  (all amounts in dollars except percentages)

(k) Application of Excess Spread and Excess Finance Charge
    Collections Allocated to Series 1997-1
     1.  Beginning Excess Spread                                      1,941,455
     2.  Excess Finance Charge Collections                                 -
     3.  Applied to fund Class A Required Amount                           -
     4.  Unreimbursed Class A Investor Charge-Offs                         -
     5.  Applied to fund Class B Required Amount                         73,797
     6.  Reductions of Class B Investor Interest
         treated as Available Principal Collections                        -
     7.  Applied to Collateral Monthly Interest
         and unpaid Collateral Monthly Interest                         131,586
     8.  Applied to Collateral Interest Servicing Fee
         and any overdue Collateral Interest
         Servicing Fee                                                   24,917
     9.  Collateral Investor Default Amount treated as
         Available Principal Collections                                 68,527
    10. Reductions of Collateral Interest treated as
        Available Principal Collections                                    -
    11. Deposit to Reserve Account (if required)                           -
    12. Applied to other amounts owed to Collateral
        Interest Holder                                                    -
    13. Balance to constitute Excess Finance Charge Collections
        for other series                                              1,642,628

 13 Trust Performance
(a) Delinquencies
    1.  31-59 days                                                   13,924,034
    2.  60-89 days                                                    9,292,710
    3.  90 days and over                                             13,504,929
    4.  Total 30+ days delinquent                                    36,721,673

(b) Base Rate
         a.  Current Monthly Period                                    8.16900%
         b.  Prior Monthly Period                                          -
         c.  Second Prior Monthly Period                                   -
(c) Three Month Average Base Rate                                      8.16900%

(d) Portfolio Yield (gross portfolio yield less net defaults)
         a.  Current Monthly Period                                   15.93157%
         b.  Prior Monthly Period                                          -
         c.  Second Prior Monthly Period                                   -
(e) Three Month Average Portfolio Yield                               15.93157%

(f) Excess Spread  Percentage                                          7.76257%
(g) Three Month Average Excess Spread Percentage                       7.76257%

(h) Monthly Payment Rate (total collections/beginning
    aggregate principal receivables)                                  15.37581%

(i) Portfolio Adjusted Yield                                           7.26257%

    IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 9th day of September, 1997.

                                First National Bank of Commerce, as Servicer

                                By:   /s/ Anne M. Lacourrege
                                ------------------------------------
                                Name:  Anne M. Lacourrege
                                Title:  Vice President